June 30, 2000

V-ONE Corporation
20250 Century Boulevard, Suite 300
Germantown, Maryland  20874

                     Re:       V-ONE Corporation
                               Registration Statement on Form S-3
Ladies/Gentlemen:

           We have acted as counsel to V-ONE Corporation, a Delaware corporation ("Corporation"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-3, Registration Number 333-_____ ("Registration Statement"), under the Securities Act of 1933, as amended, covering the resale of 250,000 shares of Common Stock, $0.001 par value per share ("Common Stock"), of the Corporation payable as a dividend on the Company's Series C Preferred Stock ("Series C Dividend Shares"), 93,092 of which Series C Dividend Shares have been issued and 274,967 shares of Common Stock held directly by Citrix Systems, Inc.

           We have examined copies of the Registration Statement, the Prospectus forming a part thereof, the Certificate of Incorporation and Bylaws of the Corporation, each as amended to date, the minutes of various meetings and unanimous written consents of the Board of Directors and the shareholders of the Corporation, and original, reproduced or certified copies of such records of the Corporation and such agreements, certificates of public officials, certificates of officers and representatives of the Corporation and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the conformity to original documents of all documents supplied to us as copies. As to various questions of fact material to such opinions, we have relied upon statements and certificates of officers and representatives of the Corporation and others.

           Based on the foregoing, we are of the opinion that the 274,967 shares of Common Stock held by Citrix Systems, Inc. and the 93,092 Series C Dividend Shares issued are duly and validly issued, fully paid and nonassessable, and that the remaining 156,908 Series C Dividend Shares, when issued in accordance with the terms of the Series C Preferred Stock, will be duly and validly issued, fully paid and nonassessable.


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V-ONE Corporation
June 30, 2000
Page 2



           We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement and to your filing a copy of this Opinion as an exhibit to said Registration Statement.

                                   Sincerely,

                                   KIRKPATRICK & LOCKHART LLP